As filed with the Securities and Exchange Commission on February 6, 2003

                                                          Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        _________________________________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        _________________________________

                         Midland Capital Holdings Corp.
             (Exact name of registrant as specified in its charter)


           Delaware                                             36-4238089
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                            8929 South Harlem Avenue
                           Bridgeview, Illinois 60455
          (Address of principal executive offices, including zip code)

                       ___________________________________

                      1993 Stock Option and Incentive Plan
                            (Full title of the plan)
                       __________________________________

                   Paul M. Zogas                       Copy to:
        President, Chief Executive Officer                                Kip A. Weissman, Esq.
           Midland Capital Holdings Corp.                                 Michael A. Troy, Esq.
             8929 South Harlem Avenue                      Jenkens & Gilchrist, A Professional Corporation
            Bridgeview, Illinois 60455                          1919 Pennsylvania Ave., N.W., Suite 600
                  (708) 598-9400                                      Washington, D.C. 20006-3404

  (Name, address, and telephone number including area code of agent for service for service)


                                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum       Proposed maximum
           Title of                 Amount to           offering price           aggregate                Amount of
 securities to be registered     be registered(1)         per share            offering price         registration fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.01     6,900 shares              $10.00(2)               $69,000(2)              $6.35
per share)
--------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.01     1,725 shares              $16.25(2)               $28,031.25(2)           $2.58
per share)
--------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.01     6,900 shares              $28.375(2)              $195,787.50(2)          $18.01
per share)
--------------------------------------------------------------------------------------------------------------------------
                                                                                                            $26.94


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of common stock which, by reason of certain events specified in the employee benefit plan described herein, may become subject to the employee benefit plan.
(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, based upon the price at which the options may be exercised. Of the 15,525 shares being registered, 6,900 shares relate to options which are exercisable at $10.00 each, 1,725 shares relate to options which are exercisable at $16.25 each and the remaining 6,900 shares which have not been awarded are based upon the average of the bid and ask prices of the registrant's common stock on the Electronic Bulletin Board of $28.375 per share as of February 4, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1993 Stock Option and Incentive Plan, which we refer to as the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Such documents are not being filed with the Securities and Exchange Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     The following documents previously or concurrently filed by Midland Capital
Holdings  Corp.   with  the  Securities  and  Exchange   Commission  are  hereby
incorporated by reference in this registration statement:

          (a) Midland Capital Holdings Corp.'s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 (File No. 14343) filed on September 30, 2002, with the Securities and Exchange Commission;

          (b) Midland Capital Holdings Corp.'s Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2002 (File No. 14343) filed on November 14, 2002, with the Securities and Exchange Commission;

          (c) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by audited financial statements contained in the Annual Report on Form 10-KSB referred to in Item 3(a) above; and

          (d) the description of the Common Stock, par value $0.01 per share, of Midland Capital Holdings Corp. set forth in the Registration Statement on Form 8-A12B, filed with the Securities and Exchange Commission on July 27, 1998, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by Midland Capital Holdings Corp. with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4.  Description of Securities
         -------------------------
         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------
         Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------
     Section 145 of the Delaware General Corporation Law inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification (unless ordered by a court) may be made only as authorized in each specific case by the corporation upon a determination that indemnification is proper because the indemnitee has met the applicable standard of conduct, which indemnification shall be made in the case of a director or officer at the time of the determination by the shareholders, disinterested directors or committee of disinterested directors or by independent legal counsel in a written opinion.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     Article  Ninth  of  Midland  Capital   Holdings   Corp.'s   Certificate  of
     Incorporation provides as follows:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, including, without limitation, any Subsidiary (as defined in Article EIGHTH herein), partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication"), that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (1) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by a majority vote of the disinterested directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Item 7.  Exemption From Registration Claimed
         -----------------------------------
         Not applicable.

Item 8.  Exhibits
         -------
         Exhibit           Description of Exhibit
         -------           ----------------------
          4.1 Certificate of Incorporation of Midland Capital Holdings Corp. (Previously filed with the Securities and Exchange Commission on June 22, 1998, as Exhibit 3.1 to Midland Capital Holding Corp.'s Registration Statement No. 333-57399 on Form S-4 and incorporated herein by reference.)

          4.2 Bylaws of Midland Capital Holdings Corp. (Previously filed with the Securities and Exchange Commission on June 22, 1998, as
               Exhibit 3.2 to Midland Capital Holding Corp.'s Registration Statement No. 333-57399 on Form S-4 and incorporated herein by reference.)

          4.3 1993 Stock Option and Incentive Plan (Previously with the Securities and Exchange Commission on June 22, 1998, as Exhibit
               10.2 to Midland Capital Holding Corp.'s Registration Statement No. 333- 57399 on Form S-4 and incorporated herein by reference.)

          5.1  Opinion of Jenkens & Gilchrist, A Professional Corporation

          23.1 Consent of Jenkens & Gilchrist, A Professional Corporation (included in their opinion filed as Exhibit 5.1)

          23.2 Consent of Cobitz, Vandenberg & Fennesy

          24   Power of Attorney*
____________________

*        Contained in Signature Page

Item 9.  Undertakings.

         A.    The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to
         include  any  material   information  with  respect  to  the  plan  of
         distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securi-ties Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whethersuch indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bridgeview, State of Illinois, on February 5, 2003.

                                 Midland Capital Holdings Corp.


                                 By:/s/ Paul M. Zogas
                                    -----------------
                                    Paul M. Zogas
                                    President, Chief Executive Officer and Chief
                                    Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Paul M. Zogas his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the
Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates included:


    Signature                        Capacity                              Date
    ---------                        --------                              ----
/s/ Paul M. Zogas           President, Chief Executive             February 5, 2003
-----------------
Paul M. Zogas               Officer, Chief Financial Officer
                            and Chairman of the Board of the
                            Corporation

/s/ Charles A. Zogas        Director of the Corporation,           February 5, 2003
--------------------
Charles A. Zogas            Executive Vice President and
                            Secretary

/s/ Jonas Vaznelis          Director of the Corporation            February 5, 2003
------------------
Jonas Vaznelis


/s/ Richard Taylor          Director of the Corporation            February 5, 2003
------------------
Richard Taylor


/s/ Michael J. Kukanza      Director of the Corporation            February 5, 2003
----------------------
Michael J. Kukanza


/s/ Algerd Brazis           Director of the Corporation            February 5, 2003
-----------------
Algerd Brazis




                                           Exhibit Index
                                           -------------
        Exhibit            Description of Exhibit
        -------            ----------------------
          4.1 Certificate of Incorporation of Midland Capital Holdings Corp. (Previously filed with the Securities and Exchange Commission on June 22, 1998, as Exhibit 3.1 to Midland Capital Holding Corp.'s Registration Statement No. 333-57399 on Form S-4 and incorporated herein by reference.)

          4.2 Bylaws of Midland Capital Holdings Corp. (Previously filed with the Securities and Exchange Commission on June 22, 1998, as
               Exhibit 3.2 to Midland Capital Holding Corp.'s Registration Statement No. 333-57399 on Form S-4 and incorporated herein by reference.)

          4.3 1993 Stock Option and Incentive Plan (Previously with the Securities and Exchange Commission on June 22, 1998, as Exhibit
               10.2 to Midland Capital Holding Corp.'s Registration Statement No. 333- 57399 on Form S-4 and incorporated herein by reference.)


          5.1* Opinion of Jenkens & Gilchrist, A Professional Corporation

          23.1*Consent  of  Jenkens  &  Gilchrist,  A  Professional  Corporation
               (included in their opinion filed as Exhibit 5.1)

          23.2* Consent of Cobitz, Vandenberg & Fennesy

          24** Power of Attorney

*        Filed herewith
**       Contained in Signature Page